Post-Qualification Amendment No. 3

File No. 024-11898

EXPLANATORY NOTE

The sole purpose of this Post-Qualification Amendment No. 3 is to amend the exhibit index and to submit Exhibit 12.1, to correct certain scrivener’s errors that were included in Exhibit 12.1 to Post-Qualification Amendment No. 2. Accordingly, this Post-Qualification Amendment No. 3 consists only of Part I, this Explanatory Note, Part III of the Offering Statement, the Signature Page to the Offering Statement, the exhibit index and the filed exhibit. No changes are being made to the Offering Circular and, therefore, the Offering Circular has been omitted from this filing.

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PART III - EXHIBITS

Index to Exhibits

Exhibit No.	Exhibit Description

2.1+	Articles of Incorporation (Nevada)
2.2+	Articles of Conversion (Nevada)
2.3+	Articles of Incorporation (Florida)
4.1+	Form of Regulation A Subscription Agreement
6.1+	Purchase agreement with Health Box, LLC
11.2	Consent of Newlan Law Firm, PLLC (included in Exhibit 12.1)
12.1*	Opinion of Newlan Law Firm, PLLC as to legality of the offering

 _______________

* Filed herewith.

+ Filed previously

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Henderson, Nevada, on February 17, 2023.

BIOLIFE SCIENCES, INC.

By:	/s/ Justin De Four
Justin De Four
Chairman, CEO and Director

This Offering Statement has been signed by the following person in the capacity and on the dates indicated.

Signature	Title	Date

/s/ Brian Morales	Director	February 17, 2023

/s/ Nika Jaksic	Director	February 17, 2023

/s/ Justin De Four	Chairman, CEO and Director	February 17, 2023

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